EXHIBIT 23.0

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Nos. 33-82676, 33-82194, 33-95248, 333-65063, 333-36206, 333-102992, 333-108568, and 333-111954) on Form S-8 of FLIR Systems, Inc. of our reports dated February 2, 2004, with respect to the consolidated balance sheets of FLIR Systems, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operation, shareholders’ equity, and cash flow for the years then ended, and the related financial statement schedule, which reports appear in the December 31, 2003, annual report on Form 10-K of FLIR Systems, Inc.

Our report refers to our audit of the transitional disclosures required by Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142), as more fully described in Note 5 to the consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.

/s/ KPMG LLP

Portland, Oregon

March 3, 2004